UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2011

Vitran Corporation
(Exact name of registrant as specified in its charter)

ONTARIO, CANADA	001-32449	98-0358363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 The West Mall, Suite 701, Toronto, Ontario, Canada	M9C 5L5
(Address of principal executive offices)	(Zip Code)

416-596-7664
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2011, Vitran Corporation Inc. ("Vitran" or the "Company") announced that, effective September 29, 2011, the Company's Corporate Controller, Mr. Fayaz Suleman, will succeed Mr. Sean Washchuk as Vice President of Finance and Chief Financial Officer. Mr. Washchuk, who will remain with the Company until September 28, 2011, has accepted the position of Chief Financial Officer of a global company specializing in labeling solutions and specialty packaging.

Mr. Suleman's Experience and Education

Mr. Suleman, age 33, has been with Vitran for nine years, and has worked closely with Mr. Washchuk as Corporate Controller since December 2004. Mr. Suleman graduated from Wilfrid Laurier University with an Honors Degree in Business Administration, and gained his public accounting experience with KMPG LLP, where he obtained his designation as a Chartered Accountant (Canadian Institute of Chartered Accountants) in 2003.

Mr. Suleman's Compensation

Mr. Suleman is entitled to:

  a base salary of CDN$250,000 per annum;
  annual incentive compensation of up to 50% of his base salary, contingent upon the attainment of certain key financial targets by the Company;
  an annual car allowance of $1,500, and
  health benefits consistent with Vitran's corporate executive compensation package.

Mr. Suleman is also entitled to participate in the Company's Deferred Share Unit Plan for Senior Executives, which is described in the Company's definitive proxy statement on Schedule 14A dated as of March 18, 2011 (as filed with the Securities and Exchange Commission on March 31, 2011).

Mr. Suleman is not entitled to a payment as result of a termination without just cause or "Change of Control" pursuant to a written employment agreement.

The Compensation Committee of the Company's Board of Directors is responsible for reviewing compensation paid to the Company's executive officers on an annual basis.

No Family Relationships With Existing Directors or Executive Officers

Mr. Suleman is not related to any existing director or executive officer of the Company, and the Company has neither nominated nor chosen any other person (whether related to Mr. Suleman or otherwise) to become a director or executive officer of the Company.

No Related Party Transactions

Mr. Suleman has not been party to any transaction with the Company since the beginning of the Company's last fiscal year, and is not party to any proposed transaction with the Company, involving an amount exceeding $120,000 and in which he had or will have a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	News release dated September 15, 2011*

*     Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitran Corporation
Date: September 20, 2011	/s/ RICHARD GAETZ Richard Gaetz President and Chief Executive Officer